UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT,
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report September 2, 2014

TRINITY CAPITAL CORPORATION
(Exact name of Registrant as specified in its charter)

New Mexico
(State or other jurisdiction of incorporation)

000-50266	85-0242376
(Commission File Number)	(I.R.S. Employer Identification Number)

1200 Trinity Drive, Los Alamos, New Mexico	87544
(Address of principal executive offices)	(Zip Code)

(505) 662-5171
 (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
On September 2, 2014, Daniel R. Bartholomew tendered his resignation, effective immediately, as Chief Financial Officer of Trinity Capital Corporation ("Trinity") and Vice President and Chief Financial Officer of its subsidiary, Los Alamos National Bank (the "Bank").

Trinity's Board of Directors will initiate a search for a new Chief Financial Officer.  Anne Kain, Vice-President and Cashier of the Bank since 2011, will serve as the principal accounting officer and the principal financial officer of Trinity until a new Chief Financial Officer is named.  Ms. Kain previously held the positions of Cashier from 2004 to 2011, Assistant Cashier from 2002 to 2004, and Senior Accountant from 2000 to 2001.

Ms. Kain does not have a direct or indirect material interest in any transaction with Trinity or the Bank required to be disclosed pursuant to Item 404(a) of Regulation S-K.  There is also no arrangement or understanding between Ms. Kain and any other person pursuant to which Ms. Kain was selected for any of her newly-appointed positions, nor is Ms. Kain related to any other member of the respective Boards of Directors or executive officers of Trinity or the Bank.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRINITY CAPITAL CORPORATION
Dated: September 3, 2014	By:	/s/ John S. Gulas
John S. Gulas